UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  314-877-7000

_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 20, 2009, Ralcorp Holdings, Inc. (“Ralcorp”) announced that Charles G. Huber, Jr., will be promoted to President of Ralcorp Frozen Bakery Products, Ralcorp’s frozen foods division. Mr. Huber is currently serving as General Counsel and Secretary for Ralcorp and has been in that role since October 2003.  Mr Huber has worked in the legal department at Ralcorp and Ralston Purina Company, Ralcorp’s former parent company, for over twenty years. Mr. Huber will retain his status as a Corporate Vice President of Ralcorp.

While Mr. Huber’s successor is being selected, he will remain in his current position and Kevin Hunt, Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. and Chief Executive Officer and President of Ralcorp Frozen Bakery Products, will continue serving as interim President of Ralcorp Frozen Bakery Products.

A press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: May 22, 2009	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated May 20, 2009